UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2011

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2011, Scientific Games Corporation (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Ira H. Raphaelson, Vice President, General Counsel and Secretary of the Company, in connection with his contemplated retirement on February 1, 2012 (the “Separation Date”).  The Separation Agreement modifies the terms of Mr. Raphaelson’s employment agreement with the Company, dated as of December 15, 2005, as amended by letter agreements dated as of August 2, 2006 and as of October 6, 2008 and an amendment dated as of December 30, 2008 (as so amended, the “Employment Agreement”).

The terms of the Separation Agreement contemplate that Mr. Raphaelson will cease serving as Vice President, General Counsel and Secretary of the Company on December 31, 2011 (or such earlier date as his successor is appointed).

Following the Separation Date, Mr. Raphaelson will receive, among other things, $445,000 representing a transition bonus in lieu of a bonus for 2011 and $619,500 representing a special separation payment.  Unvested stock options and restricted stock units held by Mr. Raphaelson will generally vest as of the Separation Date.

The foregoing does not constitute a complete summary of the terms of the Separation Agreement, which is attached hereto as Exhibit 10.1.  The description of the terms of the Separation Agreement is qualified in its entirety by reference to such exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated as of May 12, 2011, by and between the Company and Ira H. Raphaelson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name: Jeffrey S. Lipkin
Title: Senior Vice President and Chief Financial Officer

Date:  May 13, 2011

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, dated as of May 12, 2011, by and between the Company and Ira H. Raphaelson.